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                                                                    EXHIBIT 10.3

                               EMPLOYMENT CONTRACT

        THIS CONTRACT is made this day between NORMAN J. BIRMINGHAM, hereinafter referred to as "Employee", and MEDIFORCE, INC., a Florida corporation, hereinafter referred to as "the Company".

        In consideration of the covenants herein contained, and the monies to be paid hereunder, the parties agree to the following terms and conditions:

1. EMPLOYMENT AND PURPOSE. The Company hereby employs Employee as Treasurer, Chief Financial Officer and Executive Vice President, and Employee hereby accepts such employment, on the terms and conditions described in this Agreement. The Employee's responsibilities, shall be as Treasurer, Executive Vice President in charge of all financial matters and shall be the Chief Financial Officer of the Company and shall have the responsibility for and in charge of all filings required by regulatory agencies dealing with public corporations and taxation. During such period, he diligently shall perform such executive and administrative duties as shall from time to time be assigned to him by the Board of Directors, and he agrees to give his full-time and attention and his best efforts to the business and affairs of the company. Full time is defined as forty (40) hours per week. During such period, he will act as an officer, if elected to office, without additional compensation. The above shall not be construed to prevent him from acting as director or officer of other noncompeting corporations when such activity does not occupy a substantial part of his business time.

        Employee understands that this Contract is useful and necessary for the protection of the Company and is a requirement for employment. It specifies the duties and obligations of each of the parties, and it provides reasonable safeguarding of the information which will be entrusted to the Employee. Without a Contract providing for the safeguarding of such information, the Company would not be able to continue to conduct its business, because information could not safely be given to the Employee. The Employee has extensive knowledge and professional training concerning the work performed by the Company at the time of the execution of this Contract, and the Employee understands that this existing knowledge and skill will become mixed with and enhanced by the knowledge and skill gained during the course of the employment, and that the terms of this Contract, including the Trade Secrets Provision (8), Covenant Not to Compete (9) and Trade Secrets After Termination of Employment Provision (10) are fully binding on the Employee notwithstanding the existence of previous extensive knowledge or training.

2. BEST EFFORTS OF EMPLOYEE. Employee agrees that he will at all times, faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company. Such duties shall be rendered in Palm Beach County, Florida, and at such other place or places as the Company shall in good faith require or as the interest, needs, or business opportunity of the Company shall require.

3. TERMS OF EMPLOYMENT. The term of this employment shall be from October 1, 1998, for a period of five (5) years.


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4.      COMPENSATION OF EMPLOYEE.

        a. Base Salary. During the term of this Agreement, the Company shall pay the Employee, and the Employee shall accept from the Company, in full payment for Employee's services hereunder, compensation at the rate of ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000.00) for and during the first year. It shall not be necessary to execute a new Employment Contract when the rate of compensation changes, or when the job title changes. The Company shall reimburse Employee for all necessary expenses incurred by Employee while traveling pursuant to the Company's directions. Said annual salary shall be payable in installments of TEN THOUSAND DOLLARS ($10,000.00) per month, beginning on the 1st day of October, 1998.

        b. Bonus in the amount of Two Percent (2%) of the net profit, pre-tax, of the Company each year.

        C. Health and Disability Insurance. The Company shall provide at the Company's expense, health care benefits and disability insurance for Employee and his immediate family members, consistent with all other insurance for officers and directors provided by the Company.

5. TERMINATION DUE TO DISCONTINUANCE OF BUSINESS. Anything herein contained to the contrary notwithstanding, in the event that the Company shall discontinue operating its business, then this agreement shall terminate as of the last day of the month in which the Company ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date hereof.

6. INDEMNIFICATION. The Company will protect and indemnify the Employee from any and all lawsuits or claims arising out of the Employee's proper performance of his duties for the Company.

7. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall make available to the Company all information concerning the business of the Company, of which the Employee shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to the Company and the Employee.

8. TRADE SECRETS. Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information concerning any matters affecting or relating to the business of the Company, including, without limiting the generality of the foregoing, its manner of operation, its plans, processes, or other data, without regard to whether all of the foregoing matters will be deemed confidential, material or important, the parties hereto stipulate that as between them the same are important, material and confidential and gravely affect the effective and successful conduct of the business of the Company, and the Company's good will, and that any breach of the terms of this Paragraph shall be a material breach of this agreement.


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        Further, all of the prohibitive terms and conditions hereinabove recited for trade secrets of the Company shall also apply in the same way to any trade secrets of customers of the Company, or trade secrets of other businesses which the Employee learns through employment under this agreement.

9. COVENANT NOT TO COMPETE. The Employee shall not, during the term of this Contract, nor for a period of two (2) years after termination of this Contract, regardless of who initiated the termination, engage in any business doing the same or similar kind of business. The term "engaging in any business doing the same or a similar kind of business as the Company" shall include becoming an employee of any present or prospective customer of the Company.

        This provision shall be construed to prohibit the Employee from working for or through any other firm or business or for any other person engaged in the same type of business or a similar type of business or in competition with the Company in the same area for the same period.

        This Section shall not be operative if the Company has discontinued business under Paragraph 5.

10. TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT. All of the terms of Paragraphs 8 and 9 shall remain in full force and effect for a period of three (3) years after the termination of Employee's employment for any reason, and during such three (3) year period, Employee shall not make or permit the making of any public announcement or statement of any kind that he was formerly employed by or connected with the Company, without the written permission of the Company. Resumes are an exemption to this provision.

11. ADDITIONAL COMPENSATION. Employee shall not be entitled to any additional compensation by reason of any service which he may perform as the member of any managing committee of the Company, or in the event that he shall at any time be elected an officer or director of the Company.

12. EMPLOYEE'S ABILITY TO CONTRACT FOR COMPANY. Notwithstanding anything herein contained to the contrary, Employee shall have the right to make any contracts or commitments for or on behalf of the Company with the express agreement of the Board of Directors.

13. AGREEMENTS OUTSIDE OF CONTRACT. This Contract contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement or any representations including the execution and delivery hereof, except such representations are specifically set forth herein and each of the parties hereto acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with him or its dealings with the other.


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14.     MODIFICATION OF CONTRACT. No waiver or modification of this agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph may not be waived except as herein set forth.

15. PAYMENT UPON EMPLOYEE'S DEATH. In the event of the Employee's death while in the employ of the Company during the term of this agreement, the Company agrees to pay to the surviving spouse of the Employee an amount equal to the remaining term of this Agreement payable over its original period. The Company will undertake to insure its obligation under this Contract.

16. STOCK OPTIONS. Nothing in this agreement shall be construed as precluding the Company from granting to the Employee, or the Employee from receiving, any stock option or as depriving him of the right to participate in any general profit-sharing, pension, bonus or other remuneration plan or in a group insurance or similar employee benefit plan established by the Company in which he would otherwise be entitled to participate under the terms of such plan.

17. PROFIT SHARING PLAN. The Employee will be entitled to participate in the Profit Sharing Plan now in force or as it is modified from time to time according to the eligibility requirements and benefits as set forth in that Plan.

18.     SICK OR PERSONAL DAY POLICY. Each Employee shall be entitled to twelve
        (12) days per year for sick or personal days. These days shall accrue, if unused, toward vacation days or compensation.

19. VACATION. The Employee shall be entitled to four (4) weeks' vacation per year for each and every year of this employment agreement. The dates of the vacation shall be as agreed by the Company and the Employee with due consideration given to the convenience of the Company and the requirements of the business of the Company. Any unused vacation after two (2) years from the effective date shall not be available.

20. BUSINESS AUTOMOBILE REIMBURSEMENT. The Company shall provide the total sum of Eight Hundred Dollars ($800.00) a month toward vehicle expense. Such expense shall include insurance, fuel, mileage and other operating expenses. It shall be the responsibility of the Employee to see that the vehicle is properly serviced, lubricated, inspected, cleaned and to care for the vehicle in general. The Employee shall maintain insurance on the automobile in an amount of not less than $100,000 per individual and $300,000 per occurrence.

21. CELLULAR TELEPHONE ALLOWANCE. The Company shall provide the total sum of Three Hundred Dollars ($300.00) per month for a cellular telephone. Such expense shall include


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        the monthly service charges and all roaming charges. It shall be the responsibility of the Employee to see that the telephone is properly maintained.

22. BINDING AGREEMENT. This agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Employee, his heirs and personal representatives but the Employee's rights under this contract are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.

23. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event that any of them, with the exception of those contained in Paragraphs 1 and 4 hereof, shall be held to be invalid by any competent Court, this Contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

24. CHOICE OF LAW. It is the intention of the parties hereto that this agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with and under and pursuant to the laws of the State of Florida, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

25. ATTORNEYS' FEES AND COSTS. In the event of any litigation arising out of this Contract, the prevailing party shall be entitled to recover all expenses and costs incurred, including attorneys' fees.

26. VENUE. The venue of any litigation arising out of this Contract shall be only in Palm Beach County, Florida.

        THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK


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        IN WITNESS WHEREOF, the parties have hereunto executed this Contract on the dates below indicated.


                                      MEDIFORCE, INC.,
                                      a Florida corporation,


/s/ NORMAN J. BIRMINGHAM              By: /s/ BRADLEY T. RAY
-------------------------------          -------------------------------
Norman J. Birmingham                     Bradley T. Ray, Director


Dated:   10/9/98                      By: /s/ NORMAN J. BIRMINGHAM
     -------------------------           -------------------------------
                                         Norman J. Birmingham,  Director
           EMPLOYEE
                                      By: /s/ CHARLES C. CHILLINGWORTH
                                         -------------------------------
                                         Charles C. Chillingworth, Director

                                      ATTEST:

                                      By: /s/ HELEN K. FEKETE
                                         -------------------------------
                                         Helen K. Fekete, Secretary

                                      Dated:  Oct. 9, 1998
                                            ----------------------------

                                      (SEAL)

                                                  COMPANY


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